Exhibit 4
                                                                       ---------



                                CONVERSION LETTER


                                October 11, 1995

Trustees of General Electric
   Pension Trust
GE Investment Private
   Placement Partners I,
   Limited Partnership
General Electric Mortgage
   Insurance Company
Employers Reinsurance Corporation
Elfun Trusts
c/o General Electric Investment
    Corporation
P.O. Box 7900
3003 Summer Street
Stamford, CT  06904
Attention:  Manager, Private Placements

          Re:  Series B Cumulative Convertible Preferred Stock
               -----------------------------------------------

Dear Sirs:

          This letter will confirm our understanding with respect to the Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock") of USF&G Corporation (the "Company") currently held by you (the "GE Entities").

          1. In the event that USF&G gives notice of redemption of the Series B Preferred Stock 1995 and Series B Preferred Stock 1996 (each as defined in the Articles Supplementary pursuant to which the Series B Cumulative Convertible Preferred Stock of the Company was issued, referred to hereafter as the "Articles Supplementary"), the GE Entities hereby agree to convert into Common Stock of the Company (the "Conversion Shares") all of the Series B Preferred Stock 1995 and Series B Preferred Stock 1996 currently held by the GE Entities (the "GE Preferred Stock 1995 and 1996"), which conversion shall be in accordance with the terms of the Articles Supplementary and the Notice of Partial Redemption issued in connection with such call for redemption (the "Notice"). The GE Preferred Stock 1995 and 1996 will be converted into the Conversion Shares on or before the day immediately preceding the redemption due date as set forth in the Notice (the "Final Conversion Date"); provided,
                                                               --------
however, that in the event the GE Entities are prohibited from exercising the
- -------
right to convert any or all of the GE Preferred


                               Page 44 of 71 Pages

Stock 1995 and 1996 under the Articles Supplementary because the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1972, as amended (the "Legal Impediment") has not expired or been subject to an early termination, then the conversion with respect to any such shares of GE Preferred Stock 1995 and 1996 which are subject to the Legal Impediment shall not be consummated and made effective until the earlier of: (i) the date that the Legal Impediment is removed; or (ii) thirty (30) days following the Final Conversion Date (in either case, the "Release Date"). In such event, other than the right to convert the GE Preferred Stock 1995 and 1996 into Conversion Shares as set forth herein, the GE Entities shall have no further rights with respect to the GE Preferred Stock 1995 and 1996 subject to the Legal Impediment, including, without limitation, any right to receive dividends with respect thereto from and after the Final Conversion Date, and the GE Entities shall have no voting or other rights with respect to such Conversion Shares subject to Legal Impediment until the Release Date. On the Release Date, the GE Entities shall receive the Conversion Shares previously subject to the Legal Impediment, together with cash in lieu of fractional shares and payment for any accrued but unpaid dividends to the Final Conversion Date (in each case, without interest), all as if the GE Preferred Stock 1995 and 1996 had been converted in accordance with their terms and the Notice on the Final Conversion Date.

          2. In consideration of the commitment by the GE Entities to convert the GE Preferred Stock 1995 and 1996 as described herein and the resulting savings realized by USF&G by eliminating the need to engage underwritten call facilities, the Company will, as soon as practicable after the date of the Notice, deliver by wire transfer to an account designated by General Electric Investment Corporation, the amount of $50,000 for the benefit of the GE Entities.

          3. The Company will file a new registration statement on Form S-3 to include up to two million five hundred thousand of the Conversion Shares for sale by selling shareholders to be designated by General Electric Investment Corporation and will include such information in such registration statement as the GE Entities may reasonably request so as to permit sales of the Conversion Shares by the designated GE Entities in accordance with all applicable law.
The GE Entities and USF&G each agree to cooperate with one another to promptly file such registration statement as soon as practicable following the date of the Notice. USF&G shall pay any required registration fees to the Securities and Exchange Commission required in connection therewith, and the fees and expenses of its own counsel and auditors. The GE Entities and General Electric Investment Corporation will pay their own fees and the fees and expenses of their own counsel. USF&G will not treat the filing of such registration statement as a demand


                               Page 45 of 71 Pages
registration under paragraph 7D of the Stock Purchase Agreement dated June 3, 1991 among the Company, the GE Entities and certain other parties (the "Stock Purchase Agreement"), but such registration statement will be subject to and governed by the provisions of paragraph 7G (except that an opinion of in-house counsel shall be deemed satisfactory for purposes of paragraph 7G (vi)) and 7J thereof, as applicable.

          4. Except as specifically provided hereunder, nothing in this letter agreement shall affect the respective rights and duties of the parties hereto under the Stock Purchase Agreement.

          5. Acceptance of this letter agreement by the GE Entities will constitute the several representation and warranty of each of them that each has full power and authority to enter into this letter agreement and that each owns, free and clear of any security interests or other liens, the cumulative number of shares of Series B Preferred Stock 1995 and Series B Preferred Stock 1996 set forth beneath its signature, which equal 750,000 in the aggregate.

          This proposal has been duly authorized and executed by the Company. If you are in agreement with the terms hereof, please signify your agreement by executing this letter agreement in the space provided below and returning an executed copy hereof to the Company by facsimile at (410) 234-2056, at which time this letter agreement will constitute a valid and binding agreement among the parties hereto.

                         Very truly yours,

                         USF&G CORPORATION



                         By /s/ Dan L. Hale
                           -----------------------------
                            Dan L. Hale, Executive Vice-
                            President-Chief Financial Officer

Accepted and agreed as of
this 11th day of October, 1995:
     ----        -------

TRUSTEES OF GENERAL ELECTRIC PENSION TRUST


By /s/ John H. Myers
  --------------------------------
   Title: Trustee


Shares of Series B Preferred Stock to be converted: 315,000
                                                    -------


                               Page 46 of 71 Pages

GE INVESTMENT PRIVATE PLACEMENT PARTNERS I,
   LIMITED PARTNERSHIP

By:  GE Investment Management Incorporated,
     Its General Partner


     By:  /s/ John H. Myers
        ---------------------------------
          Title  John H. Myers, Executive Vice President

Shares of Series B Preferred Stock to be converted:  225,000
                                                     -------

GENERAL ELECTRIC MORTGAGE INSURANCE COMPANY

By:  General Electric Investment Corporation,
     Its Investment Manager


By:  /s/ John H. Myers
   --------------------------------------
     Title  John H. Myers, Executive Vice President

Shares of Series B Preferred Stock to be converted:  112,500
                                                     -------


EMPLOYERS REINSURANCE CORPORATION

By:  General Electric Investment Corporation,
     Its Investment Manager


By:  /s/ John H. Myers
   --------------------------------------
     Title  John H. Myers, Executive Vice President

Shares of Series B Preferred Stock to be converted:  75,000
                                                     ------


ELFUN TRUSTS


By:  /s/ Eugene K. Bolton
   --------------------------------------
     Title Eugene K. Bolton, Trustee

Shares of Series B Preferred Stock to be converted:  22,500
                                                     ------


                               Page 47 of 71 Pages

                                October 13, 1995


Trustees of General Electric
   Pension Trust
GE Investment Private
   Placement Partners I,
   Limited Partnership
General Electric Mortgage
   Insurance Company
Employers Reinsurance Corporation
Elfun Trusts
c/o General Electric Investment
    Corporation
P.O. Box 7900
3003 Summer Street
Stamford, CT  06904
Attention:  Manager, Private Placements

          Re:  Series B Cumulative Convertible Preferred Stock
               -----------------------------------------------

Dear Sirs:

          This letter will clarify and amend our understanding with you (the "GE Entities") regarding the Series B Cumulative Convertible Preferred Stock) (the "Series B Preferred Stock") of USF&G Corporation (the "Company") which was originally expressed in a letter among us dated October 11, 1995 (the "Original Letter").

          The delivery by the Company of $50,000 to General Electric Investment Corporation for the benefit of the GE Entities, as originally described in paragraph 2 of the Original Letter as consideration for the conversion of the Series B Preferred Stock by the GE Entities, is rather to reimburse the GE Entities for their counsel fees and out-of-pocket expenses incurred in connection with such conversion and subsequent disposition of shares pursuant to Rule 144 or otherwise, including in satisfaction of the Company's obligations under Section 7C of the Stock Purchase Agreement, dated June 3, 1991, among us and certain other parties named therein. Such fees include Dewey Ballantine's fees, and the GE Entities have also incurred $45,000 for the Hart-Scott-Rodino filing fees.

                    Very truly yours,

                    USF&G CORPORATION

                    By:   /s/ Dan L. Hale
                         -------------------------
                         Title:  Executive Vice President
                                 Chief Financial Officer


                               Page 48 of 71 Pages

Accepted and agreed as of
this 13th day of October, 1995:

TRUSTEES OF GENERAL ELECTRIC PENSION TRUST


By:   /s/ Alan M. Lewis
     ------------------------------------
     Title:  Trustee

GE INVESTMENT PRIVATE PLACEMENT PARTNERS I,
  LIMITED PARTNERSHIP

By:  GE Investment Management Incorporated,
     Its General Partner


     By:   /s/ Alan M. Lewis
          -------------------------------
          Title:  Executive Vice President


GENERAL ELECTRIC MORTGAGE INSURANCE COMPANY

By:  General Electric Investment Corporation,
     Its Investment Manager


     By:   /s/ Alan M. Lewis
          -------------------------------
          Title:  Executive Vice President


EMPLOYERS REINSURANCE CORPORATION

By:  General Electric Investment Corporation,
     Its Investment Manager


     By:   /s/ Alan M. Lewis
          -------------------------------
          Title:  Executive Vice President


ELFUN TRUSTS


     By:   /s/ Alan M. Lewis
          -------------------------------
          Title:  Trustee




                               Page 49 of 71 Pages

                                                              OMB APPROVAL
                                                        ---------------------
                                                        OMB Number:    3235-0145
                                                        Expires: August 31, 1997
                                                        Estimated average burden
                                                        hours per response 14.90

                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                  SCHEDULE 13D


                    Under the Securities Exchange Act of 1934
                             (Amendment No.      )*
                                            -----

                                  USF&G Corporation
- --------------------------------------------------------------------------------
                                (Name of Issuer)


                                   Common Stock
- --------------------------------------------------------------------------------
                         (Title of Class of Securities)

                                   903290 10 4
- --------------------------------------------------------------------------------
                                 (CUSIP Number)


Alan M. Lewis, Esq., Trustees of General Electric Pension Trust,
- --------------------------------------------------------------------------------
c/o General Electric Investment Corporation,
- --------------------------------------------------------------------------------
             3003 Summer Street, Stamford, CT 06904  (203) 326-2300
- --------------------------------------------------------------------------------
(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

                                 June 3, 1991
             -------------------------------------------------------
             (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].

Check the following box if a fee is being paid with the statement [X]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note:   Six copies  of this statement,  including all exhibits,  should be filed with the Commission. See Rule 20 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                               Page 50 of 71 Pages

                                  SCHEDULE 13D


      CUSIP    903290 10 4            Page     2       of    192     Pages
             --------------------          -----------    ----------



        1    NAME OF REPORTING PERSON
             S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

                 Trustees of General Electric Pension Trust
                 I.R.S. # 14-6015763

        2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*          (a) [ ]
                                                                        (b) [X]


        3    SEC USE ONLY


        4    SOURCE OF FUNDS*

                 OO

        5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT
             TO ITEMS 2(d) or 2(e)                                          [ ]



        6    CITIZENSHIP OR PLACE OF ORGANIZATION

                 State of New York

                      7  SOLE VOTING POWER
        NUMBER OF
                             3,617,401
         SHARES
                      8  SHARED VOTING POWER
      BENEFICIALLY
        OWNED BY
                             0
          EACH
        REPORTING
                      9  SOLE DISPOSITIVE POWER
         PERSON
                             3,617,401
          WITH

                     10  SHARED DISPOSITIVE POWER

                             0

        11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

                3,617,401 or if each Reporting Person is deemed to be a group, 8,462,081

        12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN
             SHARES*                                                        [ ]


        13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

               4.128% or if each Reporting Person is deemed to be a group,
               9.152%

        14   TYPE OF REPORTING PERSON*

                 EP

                        *SEE INSTRUCTIONS BEFORE FILLING OUT!
             INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7
         (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.


                               Page 51 of 71 Pages

                                     SCHEDULE 13D


      CUSIP No.   903290 10 4         Page     3       of    192     Pages
                -----------------          -----------    ----------



        1    NAME OF REPORTING PERSON
             S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

                 General Electric Private Placement Partners I, Limited Partnership


        2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*          (a) [ ]
                                                                        (b) [X]


        3    SEC USE ONLY


        4    SOURCE OF FUNDS*

                 OO

        5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT
             TO ITEMS 2(d) or 2(e)                                          [ ]



        6    CITIZENSHIP OR PLACE OF ORGANIZATION

                 State of Delaware

                      7  SOLE VOTING POWER
        NUMBER OF
                             2,494,800
         SHARES
                      8  SHARED VOTING POWER
      BENEFICIALLY
        OWNED BY
                             0
          EACH
        REPORTING
                      9  SOLE DISPOSITIVE POWER
         PERSON
                             2,494,800
          WITH

                     10  SHARED DISPOSITIVE POWER

                             0

        11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

                2,494,800, or if each Reporting Person is deemed to be a group, 8,462,081.

        12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN
             SHARES*                                                        [ ]


        13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

                2.879%, or if each Reporting Person is deemed to be a group, 9.152%.

        14   TYPE OF REPORTING PERSON*

                 PN EP

                        *SEE INSTRUCTIONS BEFORE FILLING OUT!
             INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7
         (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.


                               Page 52 of 71 Pages

                                     SCHEDULE 13D


      CUSIP No.   903290 10 4         Page     4       of     192    Pages
                -----------------          -----------    ----------



        1    NAME OF REPORTING PERSON
             S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

                General Electric Mortgage Insurance Company


        2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*          (a) [ ]
                                                                        (b) [X]


        3    SEC USE ONLY


        4    SOURCE OF FUNDS*

                WC

        5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT
             TO ITEMS 2(d) or 2(e)                                          [ ]



        6    CITIZENSHIP OR PLACE OF ORGANIZATION

               State of North Carolina

                      7  SOLE VOTING POWER
        NUMBER OF
                             1,247,400
         SHARES
                      8  SHARED VOTING POWER
      BENEFICIALLY
        OWNED BY
                             0
          EACH
        REPORTING
                      9  SOLE DISPOSITIVE POWER
         PERSON
                             1,247,400
          WITH

                     10  SHARED DISPOSITIVE POWER

                             0

        11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

                1,247,400, or if each Reporting Person is deemed to be a group, 8,462,081

        12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN
             SHARES*                                                        [ ]


        13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

                1.461% or if each Reporting Person is deemed to be a group,
                9.152%


        14   TYPE OF REPORTING PERSON*

                 IC

                        *SEE INSTRUCTIONS BEFORE FILLING OUT!
             INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7
         (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.


                               Page 53 of 71 Pages

                                     SCHEDULE 13D

      CUSIP No.   903290 10 4         Page     5       of    192    Pages
                -----------------          -----------    ---------



        1    NAME OF REPORTING PERSON
             S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

                 Employers Reinsurance Corporation


        2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*          (a) [ ]
                                                                        (b) [X]


        3    SEC USE ONLY


        4    SOURCE OF FUNDS*

                 WC

        5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT
             TO ITEMS 2(d) or 2(e)                                          [ ]



        6    CITIZENSHIP OR PLACE OF ORGANIZATION

                 State of Missouri

                      7  SOLE VOTING POWER
        NUMBER OF
                             831,600
         SHARES
                      8  SHARED VOTING POWER
      BENEFICIALLY
        OWNED BY
                             0
          EACH
        REPORTING
                      9  SOLE DISPOSITIVE POWER
         PERSON
                             831,600
          WITH

                     10  SHARED DISPOSITIVE POWER

                             0

        11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

                831,600, or if each Reporting Person is deemed to be a group, 8,462,081

        12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN
             SHARES*                                                        [ ]


        13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

                .979% or if each Reporting Person is deemed to be a group,
                9.152%

        14   TYPE OF REPORTING PERSON*

                 IC CO

                        *SEE INSTRUCTIONS BEFORE FILLING OUT!
             INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7
         (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.


                               Page 54 of 71 Pages

                                     SCHEDULE 13D


      CUSIP No.   903290 10 4         Page     6      of      192    Pages
                -----------------          ----------    -----------



         1    NAME OF REPORTING PERSON
              S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

                  Elfun Trusts


         2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*         (a) [ ]
                                                                        (b) [X]


         3    SEC USE ONLY


         4    SOURCE OF FUNDS*

                  OO

         5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
              PURSUANT TO ITEMS 2(d) or 2(e)                                [ ]



         6    CITIZENSHIP OR PLACE OF ORGANIZATION

                  State of Connecticut

                       7  SOLE VOTING POWER
        NUMBER OF
                              249,480
          SHARES
                       8  SHARED VOTING POWER
       BENEFICIALLY
         OWNED BY
                              0
           EACH
        REPORTING
                       9  SOLE DISPOSITIVE POWER
          PERSON
                              249,480
           WITH

                      10  SHARED DISPOSITIVE POWER

                              0

        11    AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

                249,480, or if each Reporting Person is deemed to be a group, 8,462,081

        12    CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN
              SHARES*                                                       [ ]


        13    PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

                .296% or if each Reporting Person is deemed to be a group,
                9.152%

        14    TYPE OF REPORTING PERSON*

                  EP

                        *SEE INSTRUCTIONS BEFORE FILLING OUT!
             INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7
         (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.


                               Page 55 of 71 Pages

                                     SCHEDULE 13D



      CUSIP No.   903290 10 4         Page    7       of      192    Pages
                -----------------          ----------    -----------


         1    NAME OF REPORTING PERSON
              S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

                S & S Program Mutual Fund


         2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*         (a) [ ]
                                                                        (b) [X]


         3    SEC USE ONLY


         4    SOURCE OF FUNDS*

                00

         5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
              PURSUANT TO ITEMS 2(d) or 2(e)                                [ ]



         6    CITIZENSHIP OR PLACE OF ORGANIZATION

                State of New York

                       7  SOLE VOTING POWER
        NUMBER OF
                              21,400
          SHARES
                       8  SHARED VOTING POWER
       BENEFICIALLY

         OWNED BY              0
           EACH
        REPORTING
                       9  SOLE DISPOSITIVE POWER
          PERSON
                              21,400
           WITH


                      10  SHARED DISPOSITIVE POWER

                               0

        11    AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

                21,400 or if each Reporting Person is deemed to be a group, 8,462,081

        12    CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN
              SHARES*                                                       [ ]



        13    PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

                .025% or if each Reporting Person is deemed to be a group,
                9.152%


        14    TYPE OF REPORTING PERSON*

                EP

                        *SEE INSTRUCTIONS BEFORE FILLING OUT!
             INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7
         (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.


                               Page 56 of 71 Pages

          Item 1.  Security and Issuer.
                   -------------------

          The security to which this statement relates is the common stock, par value $2.50 per share (the "Common Stock"), of USF&G Corporation, a Maryland corporation (the "Company"), whose principal executive offices are located at 100 Light Street, Baltimore, Maryland 21202. Although no person identified in
Item 2 (except as otherwise indicated in this statement) has acquired any shares of Common Stock, such persons are deemed to be the beneficial owners of the shares of Common Stock reported in Item 5 by virtue of their acquisition of beneficial ownership of shares of the Company's Series B Cumulative Convertible Preferred Stock (the "Series B Stock").

          The reporting persons may constitute a group as such term is used in
Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Information with respect to each Reporting Person is given solely by such Reporting Person and no Reporting Person has responsibility for the accuracy or completeness of information supplied by any other Reporting Person. The Reporting Persons have entered into a Joint Filing Agreement, dated February 13, 1992, attached hereto as Schedule I.

          Item 2.  Identity and Background.
                   -----------------------

          This statement is filed on behalf of Trustees of General Electric Pension Trust, a New York common law trust ("GEPT"), GE Investment Private Placement Partners I, a Delaware limited partnership (the "Partnership"), General Electric Mortgage Insurance Corporation, a North Carolina corporation ("GEMIC"), Employers Reinsurance Corporation, a Missouri corporation ("ERC"); and Elfun Trusts, a Connecticut trust ("Elfun"), and S&S Program Mutual Fund, a New York common law trust ("S&S") each a Reporting Person.

          The address of the principal offices of GEPT, the Partnership, GEMIC, ERC, Elfun and S&S is 3003 Summer Street, Stamford, Connecticut 06904.

          For information with respect to the identity and background of each
(i) Trustee of GEPT see Schedule II attached hereto; (ii) partner of the Partnership see Schedule III attached hereto; (iii) executive officer and director of GEMIC see Schedule IV attached hereto; (iv) executive officer and director of ERC see Schedule V attached hereto; and (v) Trustee of Elfun see
Schedule VI attached hereto.


                               Page 57 of 71 Pages

          During the last five years, neither any Reporting Person nor, to the best knowledge of each Reporting Person, any person identified in Schedules II through VII has (i) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) except as set forth in Schedule VIII attached hereto and incorporated herein by reference, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

          All Reporting Persons and, to the best knowledge of each Reporting Person, all persons identified in Schedules II through VII are United States citizens.

          Item 3.   Source and Amount of Funds and Other Consideration.
                    --------------------------------------------------

          On June 3, 1991, the Company, the Reporting Persons and certain other parties entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") providing for the purchase by (i) GEPT of 420,000 shares of Series B Stock at an aggregate purchase price of $41,370,000; (ii) the Partnership of 300,000 shares of Series B Stock at an aggregate purchase price of $29,550,000; (iii) GEMIC of 150,000 shares of Series B Stock at an aggregate purchase price of $14,775,000;
(iv) ERC of 100,000 shares of Series B Stock at an aggregate purchase price of $9,850,000; and (v) Elfun of 30,000 shares of Series B Stock at an aggregate purchase price of $2,955,000. A copy of the Stock Purchase Agreement is attached hereto as Exhibit 1. The funds used by the Reporting Persons to pay for their shares of Series B Stock were obtained by (i) GEPT from trust assets;
(ii) the Partnership from capital contributions made by its partners pursuant to a pre-existing capital commitment; (iii) GEMIC from its working capital; (iv) ERC from its working capital; and (v) Elfun from trust assets.

          In addition to the shares of Series B Stock listed above, on June 3, 1991, GEPT beneficially owned 124,681 shares of Common Stock which it had previously purchased with funds from trust assets and S&S beneficially owned 21,400 shares of Common Stock which it had previously purchased with funds from trust assets.

          Item 4.  Purpose of Transaction.
                   ----------------------

          The Reporting Persons have acquired the Series B Stock from the Company as an investment. While the


                               Page 58 of 71 Pages

Reporting Persons have no present intention of seeking control, they will continue to review their investment in the Company and monitor and evaluate future development at the Company and, based upon such analysis, may (i) attempt to acquire additional shares of Common Stock (subject to availability of shares at prices deemed favorable), (ii) convert their Series B Stock in whole or in part, or (iii) dispose of shares of Common Stock received upon conversion of Series B Stock in the open market, in privately negotiated transactions or otherwise.

          The powers, rights and privileges of the Series B Stock are described in the Company's Articles Supplementary, Series B Cumulative Convertible Preferred Stock and 11% Preferred Stock of USF&G Corporation (the "Articles Supplementary"), a copy of which is attached hereto as Exhibit 2. Each share of Series B Stock is convertible into Common Stock at the option of the holder, at any time, into a number of shares of common stock determined by dividing the liquidation value of the Series B Stock of $100 by the applicable conversion price as more fully described in the Articles Supplementary. The initial conversion price is $12.025 (the "Initial Conversion Price"). Accrued dividends shall be paid in cash upon conversion of the Series B Stock and quarterly Common Stock dividends shall be prorated accordingly.

          In addition, if prior to June 1, 1992 the Company (i) shall have issued or sold any convertible security or instrument convertible into common stock at less than the Initial Conversion Price or (ii) shall have issued or sold any Common Stock at a price per share less than the average of the closing price for Common Stock on the New York Stock Exchange for each of the 20 consecutive days immediately preceding the date of issue of the Series B Stock (the "Average Price") or (iii) shall have issued or sold warrants, options or rights to purchase Common Stock at a price such that the sum of such price and the price at which such instrument may be exercised is less than the Initial Conversion Price, then the Initial Conversion Price shall be adjusted to (xx) in the case of (i) above, the price at which such convertible security or instrument may be exercised or (yy) in the case of (ii) above, the sale price of such Common Stock plus 15% of such sale price or (zz) in the case of (iii) above, the sum of the price of such instrument and its exercise price, provided, however, there shall be no adjustment for issuances to officers or key employees of the Company or for issuances that yield gross proceeds in excess of $15,000,000 in the aggregate. In no event may the Initial Conversion Price be less than $10.00.

          If the Initial Conversion Price would have been reduced to less than $10.00 but for the above prohibition


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






(the Initial Conversion Price as so adjusted without regard to any prohibition on a price below $10.00, being referred to as the "Fully Adjusted Conversion Price"), the Company has agreed, without additional consideration therefor, to issue a number of whole or fractional shares of its 11% Preferred Stock to each holder of Series B Stock calculated pursuant to the following formula: Fully Adjusted Conversion Price multiplied by Incremental Shares multiplied by 0.5, divided by $10,000. For the purposes of this formula "Incremental Shares" means
(A) that number of shares of Common Stock that each holder of Series B Stock would have received upon conversion of such Series B Stock if the Initial Conversion Price had been the Fully Adjusted Conversion Price, less (B) that number of shares of Common Stock each holder will receive upon conversion assuming an Initial Conversion Price of $10.00. The 11% Preferred Stock, if issued, would have a liquidation preference of $10,000 per share, an annual dividend rate of $1,100 per share, be mandatorily redeemed in full in ten years from the date of issue, be optionally redeemable three years from the date of issue at a redemption premium, would not be convertible into Common Stock and would rank pari passu with the Series B Stock.
           ---- -----

          The Series B Stock is redeemable at the option of the Company for cash, as a whole or in part, on and after the third anniversary of the date of issue thereof, at a per share redemption price equal to the liquidation value of $100.00 and accrued and unpaid dividends plus a premium based on the dividend rate of the Series B Stock declining ratably to zero over ten years. Notwithstanding the foregoing, no redemption may be effected prior to the sixth anniversary of the date of issue unless the closing price of the Common Stock exceeds 150% of the then current Series B Conversion Price for each of the twenty prior consecutive trading days, and, further, not more than one-half of the Series B Stock may be redeemed prior to the fourth anniversary, and not more than three-quarters prior to the fifth anniversary, of the issue date. On and after the sixth anniversary of the issue date, all of the Series B Stock may be redeemed at a redemption price which includes the redemption premium stated above.

          In addition, in the event that there shall occur a "change in control" (as defined below) of the Company, then, at the election of each holder of Series B Stock, the Company will issue and sell additional nonredeemable equity securities and apply the net proceeds thereof to redeem the Series B Stock at the appropriate redemption price, plus accrued dividends, but only if and to the extent any such proceeds are raised. The term "change in control" means any acquisition by any person or group of 50% or more of the combined voting power of the outstanding voting securities


                               Page 60 of 71 Pages
of the Company, a sale of substantially all of the assets of the Company, or a merger of the Company with or into another person which results in the exchange, conversion, reclassification or cancellation of the Common Stock of the Company.

          In case of the voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of shares of Series B Stock are entitled to receive $100.00 per share, plus dividends accrued and unpaid to the payment date, before any distribution is made to the holders of any junior stock.

          The Company has agreed to nominate and recommend as a candidate for election to the Board of Directors of the Company a Person who is reasonably acceptable to the then current Board of Directors of the Company and who is designated by the general partner of the Partnership, so long as the Partnership shall be the beneficial owner of any Series B Stock or any Common Stock issued upon conversion of the Series B Stock. If at any time the Partnership is no longer the beneficial owner of any Series B Stock or Common Stock issued upon conversion thereof, the Company will, upon the expiration of the term of the Director designated by the Partnership, so nominate and recommend a Person who is reasonably acceptable to the then current Board of Directors who is designated by the holders representing 50% or more of the Series B Stock held by holders of $1,000,000 or more in aggregate liquidation value of Series B Stock.

          Except as set forth above, neither any Reporting Person nor, to the best knowledge of each Reporting Person, any person identified in Schedules II-VII, has any present plans or proposals which relate to or would result in: (a) the acquisition by any person of additional securities of the Company, or the disposition of securities of the Company; (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries; (c) a sale or transfer of a material amount of assets of the Company or of any of its subsidiaries; (d) any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board; (e) any material change in the present capitalization or dividend policy of the Company; (f) any other material change in the Company's business or corporate structure; (g) changes in the Company's charter, by-laws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any person; (h) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered


                               Page 61 of 71 Pages
national securities association; (i) a class of equity securities of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934; or (j) any action similar to any of those enumerated above.

          Item 5.   Interest in Securities of the Issuer.
                    ------------------------------------

          (a) (i) GEPT has beneficial ownership of 3,617,401 shares of Common Stock, representing 4.128% of such class currently outstanding; (ii) the Partnership has beneficial ownership of 2,494,800 shares of Common Stock, representing 2.879 % of such class currently outstanding; (iii) GEMIC has beneficial ownership of 1,247,400 shares of Common Stock, representing 1.461 % of such class currently outstanding; (iv) EIC has beneficial ownership of 831,600 shares of Common Stock, representing .979% of such class currently outstanding; and (v) Elfun has beneficial ownership of 249,480 shares of Common Stock, representing .296% of such class currently outstanding; and (vi) S&S has beneficial ownership of 21,400 shares of Common Stock, representing .025% of such class currently outstanding. If the Reporting Persons are deemed to be a group for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, (i) 146,081 shares of Common Stock are currently benefically owned by such group and (ii) under the circumstances described in Item 4 and 6 and in the Articles Supplementary, the 1,000,000 shares of Series B Stock beneficially owned by such group is convertible into 8,316,000 shares of Common Stock. After giving effect to the issuance of such shares of Common Stock upon conversion of the Series B Stock, if the Reporting Persons are deemed to be a group, they will beneficially own 8,462,081 shares of Common Stock or approximately 9.152% of the issued and outstanding shares of Common Stock based on the 84,147,920 shares of Common Stock, which the Stock Purchase Agreement states were outstanding as of May 23, 1991.

          (b) Each Reporting Person has the sole power to vote or direct the voting of the Series B Stock of which it is beneficial owner and, subject to the provisions of the Stock Purchase Agreement (described in Items 4 and 6), each Reporting Person has the sole power to dispose or direct the disposition of such Series B Stock.

          To the best knowledge of the Reporting Persons, no person other than the Reporting Persons has the power to vote or to direct the vote or to dispose or direct the disposition of any of the securities which they may be deemed to beneficially own.

          (c) Except as set forth above, no Reporting Person nor, to the best knowledge of each Reporting Person,


                               Page 62 of 71 Pages
any person identified in Schedules II through VI, beneficially owns any shares of Common Stock or has effected any transaction in shares of Common Stock during the preceding 60 days.

          (d) No person except for the Reporting Persons are known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, securities beneficially owned by such Reporting Person and covered by this statement.

          (e)  Not applicable.


          Item 6.   Contracts, Arrangements, Understandings or Relationships
                    --------------------------------------------------------
                    with Respect to Securities of the Issuer.
                    ----------------------------------------

          Pursuant to the Stock Purchase Agreement and Articles Supplementary, the holders of Series B Stock have received additional rights and are subject to certain restrictions.

          As described in the Articles Supplementary, the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series B Stock is necessary to (i) authorize, increase the authorized number of shares of, or issue any shares of any class of the Company's capital stock that would be senior or superior as to dividends or upon liquidation to the Series B Stock,
(ii) increase the authorized number of shares of, or issue any shares of Preferred Stock authorized in the Company's Charter or create any other class of stock (or any other series of Preferred Stock) ranking on a parity with Series B Stock, 11% Preferred Stock, or any other Parity Stock as to dividends and upon liquidation, (iii) reissue any shares of Series B Stock that have been redeemed or (iv) take any action to cause any amendment, alteration or repeal of any of the provisions of the Company's Charter that would materially adversely affect the rights of holders of Series B Stock.

          As further described in the Articles Supplementary, if on any date dividends payable on the Preferred Stock have been in arrears for two consecutive quarterly periods, the number of directors constituting the Board of Directors will be increased by two and the holders of shares of Preferred Stock will have the exclusive right to elect a director of the Company. Such additional directors are to continue as directors and such additional voting right will continue until the earlier of (a) the next annual meeting and the election (by the holders of shares of Series B Stock and Parity Stock) and qualification of their


                               Page 63 of 71 Pages
respective successors or (b) the date upon which all dividends in default on the Preferred Stock have been paid in full.

           Under the terms of the Stock Purchase Agreement the Company has agreed that upon the written request of one or more holders of Series B Stock or Common Stock acquired upon conversion thereof representing not less than 33% of such shares outstanding (the "Initiating Holders"), the Company will use its best efforts to register under the Securities Act of 1933, as amended, those shares of Series B Stock or Common Stock acquired upon conversion of Series B Stock which are requested by the Initiating Holders and (ii) all other Series B Stock or shares Common Stock acquired upon conversion of Series B Stock which the Company has been requested to register by any other holder thereof by written request. The Company shall not be required to effect more than two such registrations.

          On June 3, 1991, the Company, the Reporting Persons and certain other parties also entered into a Standstill Agreement whereby the Reporting Persons have agreed to certain standstill provisions applicable until the earlier of six years from the date of issue or the date on which such Reporting Person no longer owns any Series B Stock or Common Stock into which the Series B Stock has been converted. The Standstill Agreement is attached hereto as Exhibit 3.
Under these standstill provisions, the Reporting Persons may not make or participate in any proxy solicitation, initiate, propose or solicit stockholders of the Company for the approval of any stockholder proposal or induce or attempt to induce any other person to initiate any stockholder proposal, nor may any Reporting Person form, join, participate in, or encourage the formation of a "group" within the meaning of the Exchange Act, nor may any Reporting Person acquire voting securities or securities convertible into voting securities of the Company if, after such acquisition, such Reporting Person would beneficially own in excess of 10% of the fully diluted voting power of the Company's outstanding voting securities. In addition, no Reporting Person may deposit any voting securities into a voting trust, take any action to seek to affect or influence the control of the management or Board of Directors of the Company or its business affairs, or directly or indirectly participate, aid or abet any other person to take any action prohibited by the foregoing. The limitation on exercise of control of management or the Board of Directors of the corporation does not apply to the Partnership which is a "venture capital operating company" under applicable provisions of the Employees Retirement Income Security Act of 1974. In addition, that limitation on control will not apply if the Company or its subsidiaries are in payment default with respect to indebtedness for borrowed money


                               Page 64 of 71 Pages
exceeding $25 million for a period of more than 60 days or in the event of certain bankruptcy events or if the Company has failed to declare and pay dividends on the Series B Stock with respect to two or more dividend periods and such dividends remain unpaid. Each Reporting Person has also agreed not to transfer or dispose of its shares of Series B Stock or shares of Common Stock issued upon conversion until the earlier of December 31, 1991, the completion of the sale of the Company's Series C Cumulative Convertible Preferred Stock or the date of a Significant Change (as defined below). In addition, until the sixth anniversary of the issue date, each holder of Series B Stock will use its best efforts to not sell to any one entity or group securities representing more than 1% of the voting power of the Company's then outstanding securities (other than routine market sales or sales to underwriters in connection with an underwritten offering or if a Significant Change, occurs). "Significant Change" means a very significant change in the Company's operating plan or a very significant change in the Company's executive officer ranks representing a replacement of three or more of the Company's five most senior executive officers in an 18-month period.

          The foregoing descriptions of the Stock Purchase Agreement, the Articles Supplementary and the Standstill Agreement are qualified in their entirety by the complete texts of such documents (including exhibits thereto), copies of which are attached hereto as Exhibits 1, 2 and 3, respectively.

          Except as set forth or incorporated by reference in this Statement, none of Reporting Parties, nor, to the best of their knowledge, any of their executive officers and directors, has any contracts, arrangements, understandings or relationships (legal or otherwise) with any person with respect to any securities of the Company.

          Item 7.  Material to be Filed as Exhibits.
                   --------------------------------

     Exhibit 1 Stock Purchase Agreement, dated June 3, 1991, between the Company, the Reporting Persons and certain other parties.

     Exhibit 2 Articles Supplementary Series B Cumulative Convertible Preferred Stock and 11% Preferred Stock of USF&G Corporation, as filed with the Maryland State Department of Assessments and Taxation.

     Exhibit 3 Standstill Agreement, dated June 3, 1991, between the Company, the Reporting Persons and certain other parties.


                               Page 65 of 71 Pages

                                    SIGNATURE
                                    ---------

          After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

          Pursuant to Rule 13d-1(f)(1), the undersigned joins in the filing of this statement on its own behalf.


                         TRUSTEES OF GENERAL ELECTRIC
                         PENSION TRUST

                         By:  /s/ Alan M. Lewis
                            ----------------------------------
                              Name: Alan M. Lewis
                              Title: Trustee

Dated: February 18, 1992























                               Page 66 of 71 Pages

                                    SIGNATURE
                                    ---------

          After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

          Pursuant to Rule 13d-1(f)(1), the undersigned joins in the filing of this statement on its own behalf.


                         GE INVESTMENT PRIVATE
                          PLACEMENT PARTNERS, I, LIMITED
                          PARTNERSHIP

                         By:  GE Investment Management
                               Incorporated, Its General
                               Partner

                         By:  /s/ Alan M. Lewis
                            ---------------------------------
                             Name: Alan M. Lewis
                             Title: Executive Vice President

Dated: February 18, 1992


















                               Page 67 of 71 Pages

                                    SIGNATURE
                                    ---------

          After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

          Pursuant to Rule 13d-1(f)(1), the undersigned joins in the filing of this statement on its own behalf.


                         GENERAL ELECTRIC MORTGAGE
                          INSURANCE CORPORATION

                         By:  General Electric Investment
                               Corporation, Its Investment
                               Manager

                         By:  /s/ Alan M. Lewis
                            --------------------------------
                             Name: Alan M. Lewis
                             Title: Executive Vice President

Dated: February 18, 1992



















                               Page 68 of 71 Pages

                                    SIGNATURE
                                    ---------

          After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

          Pursuant to Rule 13d-1(f)(1), the undersigned joins in the filing of this statement on its own behalf.


                         EMPLOYERS REINSURANCE CORPORATION

                         By:  General Electric Investment
                               Corporation, Its Investment
                               Manager

                         By:  /s/ Alan M. Lewis
                            --------------------------------
                             Name: Alan M. Lewis
                             Title: Executive Vice President

Dated: February 18, 1992




















                               Page 69 of 71 Pages

                                    SIGNATURE
                                    ---------

          After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

          Pursuant to Rule 13d-1(f)(1), the undersigned joins in the filing of this statement on its own behalf.


                         ELFUN TRUSTS

                         By:  /s/ Alan M. Lewis
                            --------------------------------
                              Name: Alan M. Lewis
                              Title: Trustee

Dated: February 18, 1992
























                               Page 70 of 71 Pages

                                    SIGNATURE
                                    ---------

          After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

          Pursuant to Rule 13d-1(f)(1), the undersigned joins in the filing of this statement on its own behalf.

                         S&S PROGRAM MUTUAL FUND


                         By:  /s/ Alan M. Lewis
                            --------------------------------
                              Name: Alan M. Lewis
                              Title: Trustee

Dated: February 18, 1992
























                               Page 71 of 71 Pages